                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 HERCULES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 HERCULES, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

[LOGO]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                               March 23, 1995

   Dear Stockholder:

        On behalf of your Board of Directors and your management, I cordially invite you to attend the 1995 Annual Meeting of Stockholders which will be held on THURSDAY, APRIL 27, 1995, at 11 a.m., local time, at the Delaware Art Museum, 2301 Kentmere Parkway, Wilmington, Delaware. We hope that you will be able to attend. However, due to the seating capacity at the Delaware Art Museum, admittance to the Annual Meeting will be by ticket only on a first come, first served basis. You may request a ticket by checking off the appropriate box on your Proxy Card. If you arrive at the Annual Meeting without a ticket, you will be seated only if space is available.

        The enclosed Notice of Meeting and Proxy Statement describe the business to be transacted at the Annual Meeting. This year you are being asked to (i) re-elect three incumbent directors (i.e., Robert G. Jahn, Ralph L. MacDonald, Jr., and Paula A. Sneed), (ii) ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants, (iii) approve an amendment to the Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from the existing amount of 150 million shares to 300 million shares; and (iv) approve an amended and restated Hercules Incorporated Long Term Incentive Compensation Plan.

        I plan, as is our custom at the Annual Meeting, to give a report on the affairs of Hercules. You will have the opportunity to comment on and ask questions about the affairs of Hercules that may be of interest to stockholders generally. Your input is important to us; therefore, whether or not you plan to attend the Annual Meeting, please vote, sign, date and return your Proxy Card as soon as practicable. This will not prevent you from voting your shares in person if you do attend the Annual Meeting.

        Thank you for your cooperation and your interest in Hercules.

                                           Sincerely,

                                           /s/ THOMAS L. GOSSAGE
                                           --------------------------------
                                           Thomas L. Gossage
                                           Chairman of the Board, President
                                           and Chief Executive Officer
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              INSIDE OF COVER PAGE

                                     M A P

                                ON HOW TO REACH
                            THE DELAWARE ART MUSEUM

[LOGO]

                             HERCULES INCORPORATED
                                 Hercules Plaza
                           Wilmington, DE 19894-0001

NOTICE of the
Annual Meeting of Stockholders
to Be Held Thursday, April 27, 1995

The Annual Meeting of Stockholders of Hercules Incorporated will be held on THURSDAY, APRIL 27, 1995, at 11 a.m., local time, at the Delaware Art Museum, 2301 Kentmere Parkway, Wilmington, Delaware, for the following purposes:

     1) To consider and take action upon the following matters described in the Proxy Statement:

       a) Election of three directors (nominees are Robert G. Jahn, Ralph L. MacDonald, Jr., and Paula A. Sneed), each for a term of three years;

       b) Ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1995;

       c) Approval of an amendment to the Restated Certificate of Incorporation of Hercules to increase the number of authorized shares of common stock from the existing amount of 150 million shares to a new amount of 300 million shares; and

       d) Approval of an amended and restated Hercules Incorporated Long Term Incentive Compensation Plan.

     2) To transact such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on February 27, 1995, will be entitled to vote at the Annual Meeting or any adjournments thereof. PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND A TICKET WILL BE EITHER MAILED TO YOU OR DELIVERED TO YOU UPON YOUR ARRIVAL AT THE RECEPTION DESK OF THE ANNUAL MEETING.

                                             By order of the Board of Directors,
Wilmington, Delaware
March 23, 1995                                         /s/ ISRAEL J. FLOYD, ESQ.
                                                       -------------------------
                                                           Israel J. Floyd, Esq.
                                                             Corporate Secretary

                               TABLE OF CONTENTS
                                Proxy Statement

                                                                                           Page
                                                                                           ----
I.       GENERAL INFORMATION.............................................................    1


         Proxy Statement.................................................................    1

         Who Can Attend the Annual Meeting...............................................    1

         Quorum at the Annual Meeting....................................................    1

         Submission of Proxy Card........................................................    1

         Voting by Proxy Card............................................................    2

         Automatic Dividend Reinvestment and Savings Plan Shares.........................    2

         Confidentiality.................................................................    2

         Procedure for Director Nominations by Stockholders..............................    3

         Approval of Proxy Statement Items...............................................    3

         Stock Split.....................................................................    3

II.      MATTERS TO BE VOTED ON AT THE ANNUAL MEETING....................................    3


         1. Election of Three Directors (Nominees are Robert G. Jahn, Ralph L. MacDonald,
            Jr., and Paula A. Sneed).....................................................    3

         2. Ratification of Coopers & Lybrand L.L.P. as Independent Accountants..........    4

         3. Approval of Amendment to the Restated Certificate of Incorporation to
            Increase Number of Authorized Shares of Common Stock.........................    4

         4. Approval of An Amended and Restated Hercules Incorporated Long Term Incentive
            Compensation Plan............................................................    6

III.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.................................    8

         Principal Stockholders..........................................................    8

         Directors and Officers..........................................................    8

IV.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................    9

V.       CORPORATE GOVERNANCE -- DIRECTORS AND EXECUTIVES................................    9


         Board and Board Committees......................................................    9

         Employee Director Compensation..................................................   10

         Non-employee Director Compensation..............................................   10

         Named Executives................................................................   11

         Compliance with Section 16(a) of the Securities Exchange Act of 1934............   12

VI.      EXECUTIVE COMPENSATION..........................................................   12


         Report of the Compensation Committee............................................   12

         Performance Chart...............................................................   15

         Additional Compensation Information.............................................   15

VII.     PROXY SOLICITATION COSTS........................................................   16

                               TABLE OF CONTENTS
                                Proxy Statement

                                                                                           Page
                                                                                           ----
VIII.    1996 STOCKHOLDER PROPOSALS......................................................   16

         LIST OF APPENDICES..............................................................   17


         Appendix 1:  Board of Directors.................................................   18

         Appendix 2:  Summary Compensation Table.........................................   21

         Appendix 3:  Option Grants Table................................................   23

         Appendix 4:  Option Exercises and Year-End Value Table..........................   24

         Appendix 5:  Long-Term Incentive Plan Awards Table..............................   25

         Appendix 6:  New Benefits Table.................................................   26

         Appendix 7:  Pension Plans Table................................................   27

         Appendix 8:  Employment Contracts and Termination of Employment And
                      Change-in-Control Arrangements.....................................   28

         Appendix 9:  Major Features of the LTIC Plan....................................   30

                                                           HERCULES INCORPORATED
                                                                  Hercules Plaza
[LOGO]                                                 Wilmington, DE 19894-0001

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                            Thursday, April 27, 1995

                            I.  GENERAL INFORMATION

     This Proxy Statement, the accompanying proxy/voting instruction card (the "Proxy Card") and Hercules' Annual Report to Stockholders (the "Annual Report"), containing financial statements reflecting the financial position and results of Hercules for 1994, are being distributed to stockholders commencing on or about March 23, 1995. Whether or not you expect to attend Hercules' 1995 Annual Meeting of Stockholders (the "Annual Meeting") in person, the Board of Directors of Hercules Incorporated (the "Board") requests that you complete and return your Proxy Card for use at the Annual Meeting, and any adjournments thereof.

     PROXY STATEMENT. This Proxy Statement consists of Sections I through VIII and the Appendices hereto. Such Sections and Appendices are intended to be read and construed together and when taken together they constitute one and the same instrument. YOU ARE ENCOURAGED TO CAREFULLY REVIEW EACH SECTION AND EACH APPENDIX.

     WHO CAN ATTEND THE ANNUAL MEETING. Only stockholders of record of common stock issued by Hercules ("Common Stock") at the close of business on February 27, 1995, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to one vote for each share on each matter to be voted upon at the Annual Meeting.

     Please note that seating is limited and admission to the Annual Meeting is by ticket only on a first come, first served basis. If you are a stockholder as of the Record Date and would like to attend the Annual Meeting, please request a ticket by checking the appropriate box on your Proxy Card. However, if your shares are held in the name of a broker or other nominee, please notify the Corporate Secretary and bring with you a proxy or letter from that firm confirming your ownership of shares.

     QUORUM AT THE ANNUAL MEETING. As of the Record Date, Hercules had issued and outstanding 116,210,936 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a stockholders' vote at the Annual Meeting are provided under "Approval of Proxy Statement Items."

     SUBMISSION OF PROXY CARD. You are urged to sign and date the Proxy Card and return it in the prepaid reply envelope provided for such purpose; however, this will not in any way affect your right to attend the Annual Meeting and vote in person. A stockholder giving a proxy has the right to revoke such proxy at any time before it is voted by giving notice of such revocation to the Secretary of Hercules, by attending the meeting and voting in person, or by returning a later dated proxy.

     The number of shares designated on the Proxy Card represents the total number of shares held in your name on the Record Date (i.e. February 27, 1995), including any shares held in Hercules' automatic dividend reinvestment service and/or one or more of its executive compensation plans or employee benefit plans. The total number also includes shares for which you have voting power that are credited to your savings plan account held in custody by the trustee.

     If you receive in separate mailings more than one proxy card, it is an indication that your shares are registered differently in more than one account. All proxy cards received by you should be signed and mailed by you to ensure that all your shares are voted.

     VOTING BY PROXY CARD. Except as noted herein with respect to participation in Hercules' automatic dividend reinvestment plan or savings plans, the following proxy procedure will apply. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions. IT IS NOT NECESSARY TO MARK ANY BOXES ON THE PROXY CARD IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED, POSTAGE FOR WHICH HAS BEEN PREPAID. If you return your Proxy Card properly signed, but do not indicate your voting preferences, Hercules has been informed by the proxyholders named on the front of your Proxy Card that they will vote your shares FOR:

     1. Re-election of Robert G. Jahn, Ralph L. MacDonald, Jr., and Paula A. Sneed as directors, each for a term of three years;

     2. Ratification of the appointment of Coopers & Lybrand L.L.P. as Hercules' independent accountants for 1995;

     3. Approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from the existing 150 million shares to 300 million shares; and

     4. Approval of the Hercules Incorporated Long Term Incentive Compensation Plan (Amended and Restated as of April 27, 1995).

     As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the above items. However, please note that except as to shares, if any, credited to your account under the Hercules Incorporated Employee Savings Plan or the Hercules Incorporated Savings and Investment Plan, your Proxy Card, when properly executed, confers discretionary authority on the proxyholders named on the face of your Proxy Card to vote in accordance with their judgment the shares represented thereby on any matter that was not known on the date of this Proxy Statement but that may properly be presented for action at the Annual Meeting.

     AUTOMATIC DIVIDEND REINVESTMENT AND SAVINGS PLAN SHARES. If you participate in Hercules' automatic dividend reinvestment plan, the number of uncertificated, whole shares credited to your account on the Record Date are included in the total number of shares shown on the Proxy Card. If you participate in any of the savings plans sponsored by Hercules or any of its subsidiaries, the number of uncertificated, whole shares credited to your account on the savings plans record date, which is January 31, 1995, are also included in the total number of shares shown on the Proxy Card. The shares in both the dividend reinvestment plan and the savings plans will be voted in accordance with your voting instructions, if any, indicated on the properly signed and returned Proxy Card. If your Proxy Card is returned properly signed, but does not indicate your voting preferences, Hercules has been advised by the administrator of the automatic dividend reinvestment plan and the trustee of each of the savings plans that shares represented by your Proxy Card will be voted in favor of each of the items in the Proxy Statement. IF A PROPERLY SIGNED PROXY CARD IS NOT RECEIVED, THE SHARES HELD IN YOUR ACCOUNT IN THE AUTOMATIC DIVIDEND REINVESTMENT PLAN WILL NOT BE VOTED; HOWEVER, THE SHARES HELD BY THE TRUSTEE FOR THE SAVINGS PLANS WILL BE VOTED IN PROPORTION TO THE WAY THAT THE OTHER PARTICIPANTS HAVE VOTED THEIR PROXIES.

     CONFIDENTIALITY. Proxy Cards, ballots and voting tabulations that identify individual participants are kept confidential. Such items are available for examination only by the inspectors of election and certain employees associated with processing proxy cards and tabulating the vote. Your vote is not disclosed except as may be necessary to meet legal requirements. Additionally, all your comments directed to management, whether written on the Proxy Card or elsewhere, will be forwarded to management in a form that does not permit identification of you unless expressly stated otherwise.

     PROCEDURE FOR DIRECTOR NOMINATIONS BY STOCKHOLDERS. Any stockholder may recommend any person as a nominee for director of Hercules by writing to the Chairman of the Nominating Committee, c/o Hercules Incorporated, Hercules Plaza, Wilmington, DE 19894-0001. Recommendations must be received by April 7, 1995, and must be accompanied by a statement from the nominee indicating his or her willingness to serve if elected and disclosing his or her principal occupations or employments over the past five years.

     APPROVAL OF PROXY STATEMENT ITEMS. Votes cast at the Annual Meeting will be counted by The Corporation Trust Company, which has been appointed by Hercules to act as inspector of election for the Annual Meeting. The inspector of election will treat shares of Common Stock represented by a properly executed and returned Proxy Card as present at the Annual Meeting for purposes of determining a quorum. Directors will be elected by the majority vote of the shares of Common Stock then issued and outstanding and entitled to vote at the Annual Meeting. Accordingly, votes withheld as to the election of directors will have the same effect as votes against each election. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote thereat, except for the amendment to the Restated Certificate of Incorporation to increase authorized shares (Proxy Statement Item No. 3) which requires at least a two-thirds vote; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

     STOCK SPLIT. All share and per-share data in this Proxy Statement have been adjusted to reflect the stock split of Hercules Common Stock in the form of a two hundred percent (200%) stock dividend effected in January, 1995. PLEASE NOTE THAT THE COMMON STOCK INFORMATION PRESENTED HEREIN IS ON A POST-STOCK SPLIT BASIS UNLESS OTHERWISE NOTED.

               II.  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

- -  ELECTION OF THREE DIRECTORS (PROXY STATEMENT ITEM NO. 1)

             YOUR BOARD RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF
    ROBERT G. JAHN, RALPH L. MACDONALD, JR. AND PAULA A. SNEED AS DIRECTORS.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required in order to elect each nominee.

     Hercules' Restated Certificate of Incorporation provides that the number of directors, as determined from time to time by the Board, shall be not less than seven nor more than eighteen. It further provides that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Board currently consists of eleven directors. The Board previously consisted of twelve directors; however, Richard Schwartz resigned as of January 6, 1995, to assume the position of President & Chief Executive Officer of Alliant Techsystems, Inc.

     Three nominees are to be elected at the Annual Meeting. These directors comprise the class whose current term expires in 1995 and whose term after the Annual Meeting will expire in 1998. The remaining eight directors are currently serving terms which will expire in 1996 or 1997.

     IN ACCORDANCE WITH THE RECOMMENDATION OF ITS NOMINATING COMMITTEE, THE BOARD HAS NOMINATED ROBERT G. JAHN, RALPH L. MACDONALD, JR., AND PAULA A. SNEED, EACH OF WHOM IS CURRENTLY SERVING AS A DIRECTOR, FOR ELECTION AT THE ANNUAL MEETING FOR A TERM EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, AND IN EACH CASE UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED

AND QUALIFIED. EACH NOMINEE HAS CONSENTED TO BEING NAMED IN THIS PROXY STATEMENT AND TO SERVE IF ELECTED.

     SEE APPENDIX 1 FOR BIOGRAPHICAL INFORMATION OF EACH NOMINEE AND EACH DIRECTOR NOT STANDING FOR ELECTION.

     In the event some unexpected occurrence results in any of the designated nominees becoming unavailable for election as a director, or otherwise unable or unwilling to serve, the Board, in its discretion, may by resolution either provide for a lesser number of directors or designate substitute nominees. In the latter event, shares represented by proxies may be voted for such substitute nominee.

- -  RATIFICATION OF INDEPENDENT ACCOUNTANTS (PROXY STATEMENT ITEM NO. 2)

 YOUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF COOPERS & LYBRAND L.L.P. AS
                            INDEPENDENT ACCOUNTANTS.

     The affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is required in order to ratify Coopers & Lybrand L.L.P. as independent accountants.

     Upon the recommendation of the Audit Committee, the Board has appointed Coopers & Lybrand L.L.P. as independent accountants of Hercules for 1995. This appointment is subject to ratification by the stockholders. If the stockholders do not ratify the appointment, the Audit Committee and the Board will reconsider the appointment.

     Coopers & Lybrand L.L.P., which has offices or affiliates convenient to most of the localities in which Hercules and its affiliates operate worldwide, has been the independent public accountant for Hercules and most of its affiliates for many years. The Board believes that Coopers & Lybrand L.L.P.'s long-term knowledge of Hercules' business is most valuable, enabling it to carry out its assignments and responsibilities with effectiveness and efficiency. In keeping with the established policy of Coopers & Lybrand L.L.P., partners and employees of the firm engaged in auditing Hercules are periodically changed. Among other benefits, this practice gives Hercules the advantage of new expertise and experience. Coopers & Lybrand L.L.P. representatives have direct access to members of the Audit Committee and regularly attend the Audit Committee's meetings.

     The Audit Committee reviewed all services provided by Coopers & Lybrand L.L.P. to ensure that the services provided in 1994 were within the scope previously approved by the Audit Committee. Also, the Audit Committee reviewed and concluded that the non-audit services performed by Coopers & Lybrand L.L.P. did not impair its independence as accountants for Hercules.

     Hercules has been informed that, as in past years, representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate stockholder questions. They will be given the opportunity to make a statement if they so desire.

- - AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
   (PROXY STATEMENT ITEM NO. 3)

          YOUR BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT
            TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

     The affirmative vote of at least two-thirds (2/3) of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is required in order to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     Presently, the Hercules' Restated Certificate of Incorporation, dated June 30, 1988 (the "Restated Certificate of Incorporation") provides that the total number of shares of capital stock authorized is 152 million shares of which 150 million shall be common stock without par value and 2 million shall be Series Preferred Stock without par value. The Board has determined that the Restated Certificate of Incorporation should be amended to increase the authorized number of shares of Common Stock from 150 million to 300 million. This amount does not include or affect two million shares of Preferred Stock, which was previously authorized and shall remain unchanged. The text of the proposed amendment is set forth at the end of this Proxy Statement Item.

     On December 8, 1994, the Board declared a 200% stock dividend on shares of Common Stock. The Board believed that splitting the Common Stock would broaden interest of the investment community in Hercules Common Stock by reducing the market price of the Common Stock and further believed that such a stock split would be in the best interests of Hercules and its stockholders. The stock dividend has resulted in Hercules having approximately 149 million shares issued and outstanding. The Restated Certificate of Incorporation currently authorizes 150 million shares of Common Stock and 2 million shares of Series Preferred Stock.

     Of the 150 million shares of Common Stock presently authorized, as of February 27, 1995, approximately 114.8 million shares were outstanding, approximately 13.2 million shares were reserved for issuance pursuant to stock incentive and employee benefit plans, 4.9 million shares for conversion of debentures and notes, and 16.2 million shares were held in Hercules' Treasury, leaving 0.9 million shares of Common Stock unreserved and available for future use. Hercules thus has only a limited number of authorized but unissued shares available for issuance.

     Of the 2 million shares of Series Preferred Stock presently authorized, as of February 27, 1995 there are no Series Preferred Shares issued or outstanding.

     The proposed additional shares of Common Stock, if authorized, could be issued for any proper corporate purposes, including a split of the then outstanding shares, sale or contribution to Hercules savings plans, issuance in connection with any employee stock incentive program, the acquisition of other businesses, or the raising of additional capital for use in Hercules' business. The Board will make the determinations for future issuances of authorized shares of Common Stock in the best interests of the stockholders, and generally without further action by the stockholders.

     Each new share of Common Stock will continue to represent a purchase right (a "Right") under the provisions of the Rights Agreement, dated as of June 24, 1987, and as amended, which Rights Agreement expires July 13, 1995. The Rights will continue to trade automatically with the Common Stock and become exercisable only upon the occurrence of certain events (initiation of a hostile takeover) which are fully described in the Rights Agreement. Additionally, in connection with the stock split, and in accordance with the Rights Agreement, adjustments have been made to the purchase price and the redemption price attached to each Right. If Rights become exercisable, each holder will be entitled to purchase one three-thousandth (1/3000) of a share of Hercules Series A Junior Participating Preferred Stock at a price of $180 per share, as compared to one one-thousandth (1/1000) of a share prior to the split. The redemption price has been adjusted to $.007 per Right, from $.02 prior to the split.

     Hercules does not have any commitment or understanding at this time for the issuance of any shares of the additional Common Stock. However, the Board believes that the authority to issue such shares will give the Board the desired flexibility to issue Common Stock at any time, without delay, whenever it is in the best interests of the stockholders. Under certain circumstances, the issuance of such shares could have the effect of discouraging attempts to acquire control of Hercules. The Board does not view the proposed amendment as an anti-takeover measure and does not currently intend to adopt any anti-takeover measures. With the possible exception of Hercules' ability to issue authorized shares of Preferred Stock, its stockholder Rights plan and the staggered Board, there are no other provisions in the Restated Certificate of Incorporation or Bylaws of Hercules that management believes could reasonably be deemed to have an anti-takeover effect. Please note that the Board has resolved not to issue such authorized shares of Preferred Stock.

     Since Hercules last increased the amount of its authorized Common Stock in April 1986, it was able to effect the recent stock dividend. While Hercules has no present plans to further split the Common Stock, it wishes to have the ability to do so when such a split would be in the best interests of all stockholders.

     The holders of Common Stock do not presently have preemptive rights to subscribe for any of Hercules' securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

     Subject to such preferences as may be afforded Preferred Stock, holders of Common Stock will be entitled to receive dividends at such times and in such amounts as may be determined by the Board and upon liquidation will be entitled to share in the remaining assets of Hercules in accordance with their respective interests. Except as provided by law or the resolutions of the Board providing for the issue of respective series of Preferred Stock, the holders of Common Stock will have the exclusive power to vote and will have one vote per share on each matter submitted to a vote of stockholders. The authorized shares of any class or classes may be increased or decreased by the affirmative vote of the majority of the outstanding shares of stock of Hercules entitled to vote except that with regards to Common Stock, no increase shall be voted unless approved by two-thirds of the shares in interest which then have voting powers.

     The text of the proposed amendment is as follows:

     On page 2 of the Restated Certificate of Incorporation of Hercules Incorporated, dated June 30, 1988, change:

     FROM:  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and fifty-two million
            (152,000,000) shares, of which one hundred and fifty million (150,000,000)
            shares shall be Common Stock without par value (hereinafter "Common Stock") and two million (2,000,000) shares shall be Series Preferred Stock with par value
            (hereinafter called "Series Preferred Stock"). . .

       TO:  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred two million (302,000,000)
            shares, of which three hundred million (300,000,000) shares shall be Common
            Stock without par value (hereinafter "Common Stock") and two million
            (2,000,000) shares shall be Series Preferred Stock with par value (hereinafter called "Series Preferred Stock"). . .

     Financial statements are not included herein as they are not deemed material for the exercise of prudent judgment with regard to the proposed amendments to the Restated Certificate of Incorporation. Hercules' Annual Report to Stockholders, including financial statements as of December 31, 1994, is being mailed to stockholders with this Proxy Statement.

- -  APPROVAL OF AN AMENDED AND RESTATED HERCULES INCORPORATED
   LONG TERM INCENTIVE COMPENSATION PLAN (PROXY STATEMENT ITEM NO. 4)

              YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                         AMENDED AND RESTATED LTIC PLAN

     The proposed amendments to and restatement of the Hercules Incorporated Long Term Incentive Compensation Plan (Amended and Restated as of April 27,
1995) (herein the "LTIC Plan") will become effective only if a majority of the votes cast at the meeting are voted in favor of this Proxy Statement Item. Except as otherwise specified on the Proxy Card, proxies will be voted FOR approval of the LTIC Plan.

     The LTIC Plan was approved by Hercules' stockholders at the 1991 Annual Meeting. The maximum term of the Plan was until March 31, 2000. The Plan is designed to motivate and reward key employees to attain and surpass long-range performance goals, and to compete with other major corporations in securing and retaining key employees. The Board believes that this Plan has contributed to a significant number of Hercules managers having a stock ownership in Hercules and thereby having a direct link with and motivation to create shareholder value. Under this Plan awards have been made in the form of Performance Shares, Restricted Stock and Stock Options. The Board believes that continued linkage to and motivation of shareholder value can be accomplished through (i) the greater use of Stock Options and the new use of Performance Accelerated Stock Options (options which cannot be exercised until specific performance goals have been reached) instead of the use of Performance Shares in the awards to senior level managers and (ii) the new use of Cash Value Awards (cash denominated incentives which are paid out in Restricted Stock at the end of the performance period) instead of Restricted Stock and Performance Shares in the awards to middle level managers.

     The proposed changes to this Plan include a decrease in the number of shares for Stock Options and other equity awards from the current authorization levels and a reduction of the term from the current authorized maximum term of March 31, 2000 to April 30, 1998.

     Set forth below is a list of the major changes to the LTIC Plan, which list does not purport to be complete and is qualified in its entirety by reference to the text of the LTIC Plan. SEE APPENDIX 9 FOR A DESCRIPTION OF THE MAJOR FEATURES OF THE LTIC PLAN. A COPY OF THE LTIC PLAN HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY STOCKHOLDER DESIRING A COPY OF THE LTIC PLAN MAY OBTAIN IT BY WRITING TO HERCULES, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001, ATTENTION: CORPORATE SECRETARY, IN TIME TO BE RECEIVED ON OR BEFORE APRIL 7, 1995.

     The major changes in the LTIC Plan are designed to:

      (1) reduce the term of the LTIC Plan until April 30, 1998;

      (2) authorize the issuance for up to 1,600,000 shares of Common Stock during the period from May 1, 1995 through April 30, 1998;

      (3) authorize the issuance for up to 5,200,000 shares of Common Stock for stock options during the period from May 1, 1994 through April 30, 1998;

      (4) provide for the grant of Cash Value Awards (described in Appendix 9);

      (5) provide for the grant of Performance Accelerated Stock Options (described in Appendix 9);

      (6) allow nonqualified stock options (including performance accelerated stock options) to vest over a period of up to nine and one-half
          (9 1/2) years (currently five (5) years);

      (7) allow nonqualified stock options granted after April 30, 1994 to be exercised for up to five (5) years after retirement (currently three
          (3) years);

      (8) impose a limit on the number of stock options and performance accelerated stock options that can be granted to any one individual during the period from May 1, 1994 through April 30, 1998; and

      (9) permit participants in the LTIC Plan to elect to have Hercules withhold shares otherwise issuable to them in order to satisfy tax withholding obligations.

        THE MAJOR FEATURES OF THE LTIC PLAN ARE DESCRIBED IN APPENDIX 9.

             III.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     PRINCIPAL STOCKHOLDERS. Oppenheimer Group, Inc., Oppenheimer Tower, World Financial Center, New York, NY, has reported holdings, as of February 1, 1995, of 14,793,840 shares of Common Stock. This amount reported represents 12.5% of all shares of Common Stock outstanding. Apart from these holdings, Hercules knows of no other beneficial owner of, or group that owns, five percent (5%) or more of the Common Stock.

     DIRECTORS AND OFFICERS. According to information confirmed by them and effective as of February 27, 1995, (i) none of the nominees, directors or other individuals (except for Mr. Gossage) named in the table below (including the five most highly compensated officers) beneficially owned (as defined by Securities and Exchange Commission rules) as much as 1.2% of the Common Stock outstanding; (ii) all nominees for directors, directors continuing in office and officers as a group beneficially owned (as defined), a total of 2,293,500 shares of Common Stock, constituting approximately 2% of the total Common Stock outstanding on that date; and (iii) the individuals named in the table below beneficially owned (as defined), the number of shares shown in the table. Except as otherwise noted, these individuals have sole voting and investment power with respect to the shares listed.

- -------------------------------------------------------------------------------------------------------------------
                                                                            Amount and Nature of Shares
                                                                                 Beneficially Owned
                              Name                                            as of February 27, 1995
- -------------------------------------------------------------------------------------------------------------------
                                                                                     Right to           Contingent
                                                                 Direct(1)          Acquire(2)           Shares(3)
                                                                 ---------          ----------          -----------
  M. Caspari, Director                                               7,435              3,815              --
  V. J. Corbo, Officer                                              41,122             72,900              10,800
  R. K. Elliott, Director and Officer                              129,346             91,800              16,200
  R. M. Fairbanks, III, Director                                     4,327              3,000              --
  T. L. Gossage, Director and Officer                              767,794            538,200              34,800
  E. E. Holiday, Director                                            2,334              3,000              --
  R. G. Jahn, Director                                               6,164              9,000              --
  G. N. Kelley, Director                                             5,287              9,000              --
  R. L. MacDonald, Jr., Director                                     8,244              9,000              --
  H. E. McBrayer, Director                                          74,121              6,000              --
  C. D. Miller, Officer                                             38,845             43,800              10,800
  P. A. Sneed, Director                                              4,081                  0              --
  L. M. Thomas, Director                                             5,283              9,000              --
  Directors and Officers as a Group (20)                         1,232,560            948,215             112,725
- -------------------------------------------------------------------------------------------------------------------

(1) Reported in this column are shares held individually in the named individual's name, individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also included in this column are:

         a. Shares credited, as of January 31, 1995, to individual accounts under the Hercules Incorporated Savings and Investment Plan ("S&I Plan"):
     V. J. Corbo, 2,045 shares; R. K. Elliott, 6,112 shares; T. L. Gossage, 1,814 shares; and C. D. Miller, 5,283 shares; and all directors and officers as a group, 26,759 shares. As long as such shares remain in the S&I Plan trust, the named individuals have no power to direct disposition (except for changes in investment medium within the S&I Plan), but do have the same rights to vote and receive dividends (although held in trust until withdrawal as permitted by the S&I Plan) as do other stockholders of Hercules.

         b. Shares subject to restrictions and forfeiture risks during specified restriction periods under either the LTIC Plan or the Hercules Incorporated Restricted Stock Plan of 1986: V. J. Corbo, 33,107 shares; R. K. Elliott, 103,734 shares; T. L. Gossage, 765,980 shares; and C. D. Miller, 30,532 shares; and all directors and officers as a group, 1,056,709 shares. As long as restricted stock awards are subject to restrictions under one of the Plans, holders of such awards have the same rights, including voting and dividend rights, with respect to the shares covered by the award, as do other stockholders of Hercules, except for the right to sell or transfer those shares as long as they are subject to restrictions under the Plans.

         c. Mr. Gossage purchased 45,000 shares in 1991 that are subject to restrictions and risks of forfeiture similar to those under the Hercules Incorporated Restricted Stock Plan of 1986.

         d. Shares awarded (1,500) to and shares purchased (750) by each non-employee director under the initial, one-time equity award opportunity described on page 11 of this Proxy Statement. These shares, owned of record respectively by Ms. Holiday, Ms. Sneed, and Messrs. Caspari, Fairbanks, Jahn, Kelley, MacDonald, McBrayer, and Thomas, are subject to restrictions on transfer until retirement or resignation.

         e. Shares shown for Mr. Kelley also include 1,410 shares in which he shares voting and investment power with his spouse.

(2) Reported in this column are shares of Hercules Common Stock which the named individuals have a right to acquire within 60 days after February 27, 1995.

(3) Reported in this column are shares contingently awarded under the LTIC Plan. These shares are earned in whole or in part according to the degree of achievement of predetermined performance goals over specified performance periods and are subject to restrictions and forfeiture risk during such performance periods. As long as the shares are subject to such Plan's restrictions, holders of such awards have the same rights, including voting and dividend rights (on an accrued basis), with respect to the shares, as do other stockholders of Hercules, except for the right to sell or transfer those shares as long as they are subject to the restrictions of such Plan.

              IV.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the ordinary course of business, Hercules and its affiliated entities from time to time engage in transactions with other entities whose officers or directors are also directors of Hercules. Hercules believes that all such transactions of this nature were on terms that were reasonable and competitive.

     Additional transactions of this nature are expected to take place in the ordinary course of business in the future. In 1994, no director or officer had an involvement in such transaction(s), which involvement was of a nature or magnitude to require disclosure under the applicable SEC thresholds.

              V.  CORPORATE GOVERNANCE -- DIRECTORS AND EXECUTIVES

- -  BOARD AND BOARD COMMITTEES

   - Board of Directors. Business and affairs of Hercules are managed under the direction of the Board. Board members are kept informed of Hercules' business and affairs primarily through discussions with Hercules' senior management; materials provided to Board members each month; and participation in Board and Board Committee meetings. The Board has established the following standing committees: Audit, Compensation, Executive, Finance, Nominating, Technology, and Social Responsibility. BIOGRAPHICAL INFORMATION ON EACH BOARD MEMBER IS SET FORTH IN APPENDIX 1. The Board met 9 times in 1994. Each director attended at least 95% of the aggregate of all meetings of the Board and of all committees of which he was a member during 1994.

   - Audit Committee. Provides oversight and reviews of Hercules' auditing, accounting, financial reporting and internal accounting control functions. Recommends the independent accountant. All members of the Audit Committee are non-employee directors. Audit Committee met 4 times in 1994.

    - Compensation Committee. Provides oversight and reviews of Hercules' executive compensation and employee benefit plans and programs, including the establishment, modification, and administration thereof. All members of the Compensation Committee are non-employee directors. Compensation Committee met 5 times in 1994.

    - Executive Committee. Has limited powers to act on behalf of the Board whenever the Board is not in session and it would be impractical to call a meeting of the Board. Meets only as needed and acts only by unanimous vote. Executive Committee met 1 time in 1994.

    - Finance Committee. Provides oversight of and reviews financial affairs. Has been granted by the Board full and final authority on certain financial matters designated by the Board. Serves as the named fiduciary for all of Hercules' qualified pension and savings plans. Finance Committee met 6 times in 1994.

    - Nominating Committee. Considers and recommends nominees for election as directors. Reviews and evaluates the effectiveness, procedures and practices of the Board, Standing Committees, and Board members. All members of the Nominating Committee are non-employee directors. Nominating Committee met 3 times in 1994.

    - Social Responsibility Committee. Reviews Hercules' policies, programs and practices on social issues of significance including equal employment opportunity; environmental, safety and health matters; and community affairs and relations. Social Responsibility Committee met 4 times in 1994.

    - Technology Committee. Reviews the adequacy of Hercules' technology directions and resources (including intellectual property estate and research and development effort and new or emerging technologies) to support Hercules' strategic and business goals. Technology Committee met 5 times in 1994.

    -  Board and Board Committees Membership

- ----------------------------------------------------------------------------------------------------------------
                                                                                                         Social
         Name            Board   Audit   Compensation   Nominating   Finance   Technology   Executive   Respon.
- ----------------------------------------------------------------------------------------------------------------
  M. Caspari               X       X                         X                      X                       X*
  R. M. Fairbanks, III     X       X                                    X
  R. K. Elliott            X                                            X           X           X
  T. L. Gossage            X*                                           X           X           X*
  E. E. Holiday            X                                            X                                   X
  R. G. Jahn               X                                 X                      X*          X           X
  G. N. Kelley             X       X           X             X*
  H. E. McBrayer           X                   X                        X*          X
  R. L. MacDonald, Jr.     X                   X*                       X                       X
  P. A. Sneed              X       X                                                X
  L. M. Thomas             X       X*                                                                       X
- ----------------------------------------------------------------------------------------------------------------

   [* Denotes chairperson.]

- -  EMPLOYEE DIRECTOR COMPENSATION

     Employee Directors receive no fee or extra compensation for service on Board or Board Committees.

- -  NON-EMPLOYEE DIRECTOR COMPENSATION

   - Retainer and Fees. Annual fee of $20,000. Meeting fee of $1,000. Annual fee of $3,000 for Chairmanship of a Board Committee. Fee of $1,000 per day for special assignments. Reimbursement of expenses (e.g., travel, food and lodging).

    - 1994 Group Compensation. Aggregate amount paid in 1994 (including expenses reimbursed) to Non-employee Directors as a group was $432,551.

    - Stock Accumulation Plan. In 1991 and 1993, the stockholders approved the Hercules Incorporated Non-Employee Director Stock Accumulation Plan as amended ("NEDSAP"). Under NEDSAP, a Non-employee Director may elect to defer all or part of his or her retainer and fees and/or to exchange such deferred amount into Common Stock at 85% of the fair market value of Common Stock on the date of exchange.

    - Stock Options. Under NEDSAP each Non-employee Director receives annually an automatic grant of a non-qualified stock option (exercisable after a one-year holding period) to purchase 3,000 shares (on a post-split basis) of Common Stock. The option price is set at the fair market value of the Common Stock on the date of grant.

    - Initial Equity Award. Under NEDSAP, when a director is first elected to the Board, he or she receives a one-time equity award opportunity of 1,500 shares (on a post-split basis) of Common Stock, without payment to Hercules and subject to and upon the purchase of 750 shares (on a post-split basis) of Common Stock.

    - Retirement Policy. A director who has reached age 70 may not stand for re-election. Under the retirement income plan for Non-employee Directors, a Non-employee Director with at least five years of Board service will receive an annual retirement benefit for ten (10) years in the amount of sixty percent (60%) of the annual Board retainer in effect at the time the director retires from the Board or reaches age 70, whichever is earlier.

- -   NAMED EXECUTIVES

    In 1994, Hercules' five most highly compensated executive officers (the "Named Executives") were as follows:

    - Thomas L. Gossage, Chairman, President & Chief Executive Officer. 1994 Compensation Highlights: $768,340 salary; $734,000 bonus; $176,880 other compensation; $0 from stock option exercises; and $564,113 from vesting of performance share award.

    - Richard Schwartz, former Executive Vice President and President, Hercules Aerospace Company. (As of January 6, 1995, Mr. Schwartz left Hercules to assume the position of President & Chief Executive Officer of Alliant Techsystems, Inc.) 1994 Compensation Highlights: $420,250 salary; $273,000 bonus; $76,905 other compensation; $0 from stock option exercises; and $3,773,234 from vesting of performance share award.

    - R. Keith Elliott, Executive Vice President & Chief Financial Officer. (In 1994, Mr. Elliott held the position of Senior Vice President & Chief Financial Officer and assumed his current position in January 1995.) 1994 Compensation Highlights: $375,826 salary; $369,000 bonus; $79,954 other compensation; $0 from stock option exercises; and $306,233 from vesting of performance share award.

    - Vincent J. Corbo, Senior Vice President, Technology. (In 1994, Dr. Corbo held the position of Group Vice President & President, Hercules Food & Functional Products Company and assumed his current position in January 1995.) 1994 Compensation Highlights: $233,754 salary; $269,000 bonus; $81,000 other compensation; $0 from stock option exercises; and $210,458 from vesting of performance share award.

    - C. Doyle Miller, Group Vice President & President, Hercules Chemical Specialties Company. 1994 Compensation Highlights: $233,496 salary; $237,000 bonus; $81,867 other compensation; $573,672 from stock option exercises; and $210,220 from vesting of performance share award.

    SEE APPENDICES 2 THROUGH 7 FOR ADDITIONAL INFORMATION ON COMPENSATION FOR THE NAMED EXECUTIVES LISTED ABOVE.

- -  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Based solely on review of the copies of forms furnished to Hercules, or written representations that no annual forms (SEC Form 5) were required, Hercules believes that during 1994 all filing requirements of its officers, directors and 10-percent shareholders for reporting to the Securities and Exchange Commission their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) were complied with.

                          VI.  EXECUTIVE COMPENSATION

- -  REPORT OF THE COMPENSATION COMMITTEE

- -  COMPENSATION PHILOSOPHY

   The objectives of Hercules' executive compensation program are to motivate management to create shareholder value by linking executive compensation with the returns realized by shareholders and ensure the continued growth and performance of Hercules by attracting, retaining, and motivating talented executives through competitive compensation.

   The Compensation Committee, composed of three independent non-employee directors, has the responsibility to administer executive compensation programs, policy and practice.

   There are three elements which constitute Hercules' executive compensation program: base pay, an annual incentive program, and a long-term incentive compensation program.

- -  BASE PAY

   Hercules' executive base pay program is based on individual performance and comparing Hercules' executive compensation to the compensation for executives in comparable positions in chemical and general industry companies, including many of the companies designated in the Standard & Poors Chemical Index.

   The Compensation Committee determined Mr. Gossage's 1994 base pay by considering, without specific weighting, (i) an analysis of competitive CEO compensation in diversified chemical companies; (ii) input from three outside consulting firms, which reviewed competitive data and estimated a competitive level of base pay for Mr. Gossage; (iii) achievement of Hercules' stated 14% ROE goal; (iv) Hercules' improvement in shareholder value during the previous year;
(v) Hercules' sale of the Packaging Films business; and (vi) the continued improvement of Hercules' operating performance. Pursuant to such considerations, the Compensation Committee determined that a base pay of $775,000 for Mr. Gossage in 1994 was appropriate.

   In the case of the other Named Executives, their respective base pay was determined, without specific weighting, upon consideration of competitive compensation data as obtained from analysis of chemical company salaries, published industry surveys for comparable positions and individual performance.

- -  ANNUAL INCENTIVE COMPENSATION (I.E. BONUS)

   Under the Hercules Incorporated Annual Management Incentive Compensation
Plan (MICP), bonuses are paid in cash, or a combination of cash and restricted stock, in the year following performance, based on the achievement of predetermined corporate, business unit or corporate staff unit, and individual goals. The MICP provides that no payouts will occur unless the minimum level of performance as established by the Compensation Committee is exceeded. A maximum of two hundred percent (200%) of target may be paid upon achievement of outstanding performance. Once established, the Compensation Committee may adjust the performance level expected for minimum, target or maximum payouts only upon the occurrence of extraordinary event(s). In the last three years, the Compensation Committee has not waived the minimum level of performance nor adjusted the target or maximum goals required for payout. For 1994, notwithstanding the maximum stated in the MICP, the Committee determined that certain individuals warranted payouts in excess of the maximum level stated under the MICP.

   The Compensation Committee approved the 1994 MICP pool at one hundred fifty-nine percent (159%) of target level. In its measurement of Hercules corporate results for 1994, the Compensation Committee used the 1994 corporate goal of earnings per share (EPS). EPS was chosen because it is an indicator of the consistency of company performance. In 1994, Hercules achieved an EPS of $2.29 up from $1.62 (before the impact of accounting changes) in 1993. In addition to this goal of EPS, the 1994 pool reflected without specific weighting
(i) Hercules substantial progress on major strategic and tactical initiatives including the agreement on the sale of the Packaging Films business, and the early and successful completion of a new plant in Doel, Belgium; (ii) Hercules' performance, as compared to peer companies; improvement in return on equity to 21%, surpassing the goal by 4.5%; improvement in EPS; and 32% increase in net income; (iii) strong cash flow (before financing activities and after dividends) of $248 million; and (v) incremental progress in creating shareholder value. The Committee determined that the pluses and minuses of the foregoing items (i) through (v) netted to zero.

   Eighty percent of Mr. Gossage's MICP payout is attributable to corporate performance. With respect to the remaining twenty percent (20%), the Compensation Committee considered Mr. Gossage's individual accountabilities, including, without specific weighting, (i) the continued restructuring of Hercules' assets, including the sale of the Packaging Films business; (ii) manufacturing cost improvements; (iii) progress on capital expansion projects and progress on technology programs; (iv) progress on implementing the Responsible Care program and worldwide safety improvement; and (v) demonstrated leadership at Hercules and in the business community. In light of such considerations, a final 1994 MICP payout to Mr. Gossage of $734,000 was approved by the Compensation Committee.

   The final 1994 MICP payouts as approved by the Compensation Committee for the other Named Executives was an aggregate of $1,148,000 for such four individuals as a group. In the approval of the 1994 MICP payouts to such individuals, the Compensation Committee considered, without specific weighting, Hercules corporate performance, business unit performance, and the individuals' contributions to Hercules' success.

- -  LONG TERM INCENTIVE COMPENSATION PLAN

   In 1994, Hercules continued to place long-term compensation emphasis on shareholder value creation through grants of stock options and on executive share ownership through grants of performance shares.

   Under the LTIC Plan, the Compensation Committee approves the pool of shares and options to be awarded to all employees and the specific awards for officers and other key employees. In accordance with the provisions of the LTIC Plan, the Chief Executive Officer approves all awards for other employees.

   Receipt of performance shares under the LTIC Plan is dependent on the achievement of certain three-year goals and can vary from zero percent (0%) to two hundred percent (200%) of the targeted number of shares. Once established, the Compensation Committee will consider changes to such goals only upon the implementation of mandated accounting changes, such as Financial Accounting Standards Board (FASB) rule changes. The LTIC Plan provides that no payouts will occur unless the minimum level of corporate performance as established by the Compensation Committee is exceeded. In the last three years, the Compensation Committee has not waived or lowered the minimum level of performance required for payout. For awards made in 1994, the goals for the receipt of performance shares are the accomplishment of certain return on equity objectives.

   In 1994, the Compensation Committee granted Mr. Gossage 17,400 performance shares payable upon the achievement of performance goals in 1996, and 132,000 stock options. In making this grant, the Compensation Committee considered without specific weighting, the value of long-term incentives, as such value was determined by two outside consulting firms; the ratio of performance shares to stock options; and the number of performance shares and stock options granted in the prior year.

   In 1994, the Compensation Committee also approved grants to the other Named Executives which aggregated 27,000 performance shares and 156,000 stock options for such four individuals as a group. In approving these grants, the Compensation Committee considered, without specific weighting, the same factors as for Mr. Gossage.

- -  DEDUCTIBILITY OF COMPENSATION

   Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of $1,000,000 paid to a Named Executive. The Compensation Committee undertook a review of Hercules' current plans and practices and has approved a change to the stock option section of the LTIC Plan, subject to shareholder approval, designating a maximum number of options which may be awarded to any one individual in order to satisfy the requirements of an exception available under Section 162(m). With respect to other types of compensation, the Compensation Committee concluded that no action would be taken at this time and that further review would be made during 1995.

                                          COMPENSATION COMMITTEE

                                          R. L. MacDonald, Jr., Chairperson
                                          G. N. Kelley
                                          H. E. McBrayer

- -  PERFORMANCE CHART

   The Performance Chart below demonstrates a five-calendar year comparison of cumulative total returns based on an initial investment of $100 in Common Stock as compared with the S&P 500 (Broad Market Index) and the S&P Chemical Index.

                             HERCULES INCORPORATED
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
              HERCULES INCORPORATED, S&P 500, & S&P CHEMICAL INDEX

      MEASUREMENT PERIOD                                         S&P CHEMICAL
    (FISCAL YEAR COVERED)             HPC           S&P 500          INDEX
1989                                  100             100             100
1990                                   92              97              85
1991                                  146             126             111
1992                                  192             136             121
1993                                  352             150             136
1994                                  365             157             152

- -  ADDITIONAL COMPENSATION INFORMATION

   Set forth in Appendix 2 is the "Summary Compensation Table" which shows, for the last three fiscal years, cash and other compensation paid or accrued for those years to each of the Named Executives.

     Set forth in Appendix 3 is the "Options Grant Table" which contains information regarding the grant of stock options in 1994 to the Named Executives.

     Set forth in Appendix 4 is the "Option Exercise and Year-End Value Table" which shows information with respect to the Named Executives regarding the exercise of options during the last fiscal year and unexercised options held by them as of December 31, 1994.

     Set forth in Appendix 5 is the "Long Term Incentive Plan Awards Table" which contains information regarding awards made to the Named Executives under the LTIC Plan.

     Set forth in Appendix 6 is the "New Benefits Table" which contains information regarding benefits or amounts to be received as a result of the amendments to the LTIC Plan.

     Set forth in Appendix 7 is the "Pension Plans Table" which shows the estimated annual pension benefits payable to a covered participant (e.g. a Named Executive) at normal retirement age under Hercules' qualified benefits pension plan, as well as non-qualified supplemental benefits, based on the stated remuneration and years of service with Hercules and its subsidiaries.

     Set forth in Appendix 8 is a description titled "Employment Contracts and Termination of Employment And Change-in-Control Arrangements" which contains information regarding the same.

                         VII.  PROXY SOLICITATION COSTS

     The entire cost of soliciting proxies will be borne by Hercules. Hercules has engaged Morrow & Co., Inc. to assist in the distribution of proxy materials and with the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. Proxies may be solicited through the mail and personally by telephone or telegram by the directors, officers and regular employees of Hercules without additional compensation for such services.

     Hercules will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding soliciting material to the beneficial owners of Common Stock.

                       VIII.  1996 STOCKHOLDER PROPOSALS

     Stockholders of Hercules wishing to include proposals in Hercules' proxy materials to be distributed in connection with the 1996 annual meeting of stockholders must submit the same in writing so as to be received by Hercules at its principal office at Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, on or before November 15, 1995. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

                                         By Authority of the Board of Directors,

                                                       /s/ ISRAEL J. FLOYD, ESQ.
                                                       -------------------------
                                                           ISRAEL J. FLOYD, ESQ.
                                                             Corporate Secretary

Wilmington, Delaware
March 23, 1995

                                   APPENDICES

                                                                                         PAGE
                                                                                         ----
Appendix 1:   Board of Directors.......................................................   18
Appendix 2:   Summary Compensation Table...............................................   21
Appendix 3:   Option Grants Table......................................................   23
Appendix 4:   Option Exercises and Year-End Value Table................................   24
Appendix 5:   Long-Term Incentive Plan Awards Table....................................   25
Appendix 6:   New Benefits Table.......................................................   26
Appendix 7:   Pension Plans Table......................................................   27
Appendix 8:   Employment Contracts and Termination of Employment and
              Change-in-Control Arrangements...........................................   28
Appendix 9:   Major Features of the LTIC Plan..........................................   30

                                   APPENDIX 1

                               BOARD OF DIRECTORS

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 1998

                               ROBERT G. JAHN                                       DIRECTOR SINCE 1985

[PICTURE]                      CHAIRPERSON, TECHNOLOGY COMMITTEE;
                               MEMBER, EXECUTIVE, NOMINATING
                               AND SOCIAL RESPONSIBILITY COMMITTEES

                               Robert G. Jahn, age 64, assumed his present position as professor,
                               Aerospace Sciences, Princeton University, in 1967. He served as Dean of the School of Engineering/Applied Science at Princeton from 1971 to
                               1986. Professor Jahn was a member of the Board of Trustees of Associated
                               Universities, Inc. from 1971 through 1986; a fellow of the American
                               Physical Society; a fellow of the American Institute of Aeronautics and
                               Astronautics; and a member of the American Association of University
                               Professors, the American Institute of Physics, and the American Society
                               for Engineering Education. He is vice president and a founding member of the Society for Scientific Exploration, and has served as chairman of the Steering Committee of the Symposia on Engineering Aspects of
                               Magnetohydrodynamics, and as a member of the Commission on Higher
                               Education of the Middle States Association of Colleges and Schools.
                               Professor Jahn is also a director of Roy F. Weston, Incorporated, an environmental services firm.

                               RALPH L. MACDONALD, JR.                              DIRECTOR SINCE 1989

                               CHAIRPERSON, COMPENSATION COMMITTEE;
[PICTURE]                      MEMBER, EXECUTIVE AND FINANCE COMMITTEES

                               Ralph L. MacDonald, age 53, is a principal in Island Capital
                               Corporation, a private investment firm dedicated to the acquisition and development of small to medium-sized industrial manufacturing and distribution companies. Mr. MacDonald was formerly managing director,
                               Global Corporate Finance, of Bankers Trust Company, a banking institution. Mr. MacDonald is also a director of United Meridian
                               Corporation.

                               PAULA A. SNEED                                       DIRECTOR SINCE 1994

[PICTURE]                      MEMBER OF THE AUDIT AND TECHNOLOGY COMMITTEES

                               Paula A. Sneed, age 47, joined General Foods in 1977. During her career at General Foods, she has held numerous management positions, including vice president, Consumer Affairs; vice president and president,
                               Foodservice Division; executive vice president and general manager,
                               Desserts Division; and executive vice president, Dinner and Enhancers
                               Division. Currently she is Senior Vice President, Marketing Services,
                               Kraft Foods, Inc. Ms. Sneed was cited by Black Enterprise Magazine as one of the 40 most influential African Americans in Corporate America in
                               1993.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1997

                               RICHARD M. FAIRBANKS, III                    DIRECTOR SINCE OCTOBER 1993

                               MEMBER, FINANCE AND AUDIT COMMITTEES

[PICTURE]                      Mr. Fairbanks, age 54, is managing director, Domestic and International
                               Issues at the Center for Strategic & International Studies. He was
                               Ambassador-at- Large under President Reagan. He is a member of the board of directors of SEACOR Holdings, Inc.; vice chairman of the United
                               States National Committee of the Pacific Economic Cooperation Council;
                               member, Council on Foreign Relations; founder, The American Refugee
                               Committee of Washington; and member, Council of American Ambassadors.

                               EDITH E. HOLIDAY                             DIRECTOR SINCE MARCH 1993

[PICTURE]                      MEMBER, FINANCE AND SOCIAL RESPONSIBILITY COMMITTEES

                               Edith E. Holiday, an attorney, age 43, was Assistant to the President of the United States and Secretary of the Cabinet from 1990 until early
                               1993. Prior to her White House experience, Ms. Holiday was the General
                               Counsel, United States Treasury Department from 1989 to 1990 and served as Counselor to the Secretary of the Treasury and Assistant Secretary
                               for Public Affairs and Public Liaison, United States Treasury Department
                               from 1988 to 1989. Ms. Holiday is a director of Amerada Hess
                               Corporation, Bessemer Trust Company, N.A., Bessemer Trust Company of New
                               Jersey, H. J. Heinz Company and Beverly Enterprises, Inc.

                               H. EUGENE MCBRAYER                           DIRECTOR SINCE APRIL 1992

                               CHAIRPERSON, FINANCE COMMITTEE
[PICTURE]                      MEMBER, COMPENSATION AND TECHNOLOGY COMMITTEES

                               H. Eugene McBrayer, age 63, retired as president of Exxon Chemical Com-
                               pany, in January 1992, after 37 years with Exxon. Mr. McBrayer is a former chairman of the Board of the Chemical Manufacturers Association
                               and is currently a director of American Air Liquide, Inc. and Air
                               Liquide International. He is also a member of the National Council of the World Wildlife Fund and the Advisory Committee for the Pacific
                               Northwest National Laboratory.

                               LEE M. THOMAS                                DIRECTOR SINCE 1991

[PICTURE]                      CHAIRPERSON, AUDIT COMMITTEE
                               MEMBER, SOCIAL RESPONSIBILITY COMMITTEE

                               Lee Thomas, age 50, is senior vice-president, Paper, of Georgia-Pacific
                               Corporation, a paper company. Prior to joining Georgia-Pacific, he was chairman and chief executive officer of Law Companies Environmental
                               Group, Inc., an environmental services firm. From January 1985 to
                               January 1989 he was administrator, United States Environmental
                               Protection Agency. Mr. Thomas is also chairman of the Marine Spill
                               Response Corporation.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1996

                               MANFRED CASPARI                                      DIRECTOR SINCE 1990

                               CHAIRPERSON, SOCIAL RESPONSIBILITY COMMITTEE
[PICTURE]                      MEMBER, AUDIT, NOMINATING AND TECHNOLOGY COMMITTEES

                               Manfred Caspari, age 70, retired as the Director General for
                               Competition, European Economic Community (EEC) in 1989. Prior to his EEC
                               experience, he worked in the Ministry of Economic Affairs for the German
                               Government. From January 1990 to December 1992, Dr. Caspari was Chairman
                               of the International Commission for the Protection of the Rhine against pollution. Since 1986, Dr. Caspari has been a member of the board of trustees of the Ifo- Institute for Economic Research in Munich, Germany.

                               R. KEITH ELLIOTT                                     DIRECTOR SINCE 1991

[PICTURE]                      EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               MEMBER, EXECUTIVE, FINANCE AND TECHNOLOGY COMMITTEES

                               R. Keith Elliott, age 53, has been Hercules' executive vice president and chief financial officer since January, 1995, and prior thereto, he had been senior vice president and chief financial officer since 1991.
                               Before joining Hercules in 1991, he had been senior vice president and chief financial officer of Engelhard Corporation, a producer of catalysts, engineered materials, precious metals and derivative products. He joined Engelhard in 1981. Mr. Elliott is the nonemployee
                               Chairman of the Board of Directors of Alliant Techsystems Inc.

                               THOMAS L. GOSSAGE                                    DIRECTOR SINCE 1989

                               CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
[PICTURE]                      CHAIRPERSON, EXECUTIVE COMMITTEE
                               MEMBER, FINANCE AND TECHNOLOGY COMMITTEES

                               Thomas L. Gossage, age 60, has been Hercules' chairman of the board and chief executive officer since January 1991 and was elected president in
                               June 1992. He had been a senior vice president of Hercules since
                               September 1989 and president and chief executive officer of The Aqualon
                               Group, a group of entities wholly owned by Hercules, since October 1989.
                               Before joining Hercules in 1988 as president, Hercules Specialty
                               Chemicals Company, he had been a group vice president at Monsanto
                               Company, a chemical producer. Mr. Gossage is a director of Wilmington
                               Trust Corporation, The Dial Corp. and Alliant Techsystems Inc. Mr.
                               Gossage is a member of the Advisory Board of the Georgia Institute of
                               Technology.

                               GAYNOR N. KELLEY                                     DIRECTOR SINCE 1989

[PICTURE]                      CHAIRPERSON, NOMINATING COMMITTEE
                               MEMBER, AUDIT AND COMPENSATION COMMITTEES

                               Gaynor N. Kelley, age 63, became chairman and chief executive officer of
                               The Perkin-Elmer Corporation, a manufacturer of analytical instrumentation, in December 1990. He was elected president and chief operating officer of Perkin-Elmer in 1985 and has been a director of the company since 1984. Mr. Kelley is a member of the Board of Trustees of
                               Northeast Utilities System and is a member of the board of directors of
                               Clark Equipment Company and Alliant Techsystems Inc. He is on the
                               Advisory Board of the Center for Management Development at Northeastern
                               University, and is vice chairman of the Connecticut Business & Industry
                               Association (CBIA) and is chairman of Southwestern Area Commerce &
                               Industry Association of Connecticut, Inc. (SACIA).

                                   APPENDIX 2

                           SUMMARY COMPENSATION TABLE

     The following table shows, for the last three fiscal years, cash and other compensation paid or accrued for those years, to each of Hercules' five most highly compensated executive officers. PLEASE NOTE THAT THE SHARE NUMBER MENTIONED IN THE CHART OR IN FOOTNOTES ARE ON A POST-STOCK SPLIT BASIS.

- -----------------------------------------------------------------------------------------------------------------------
                                                                           Long Term Compensation
                                                                      ---------------------------------
                                               Annual Compensation                   Awards     Payouts
- -----------------------------------------------------------------------------------------------------------------------
Name                                                         Other   Restricted  Securities
and                                                         Annual       Stock   Underlying       LTICP       All Other
Principal                          Salary     Bonus   Compensation    Award(s)      Options     Payouts    Compensation
Position                   Year       ($)       ($)            ($)      ($)(1)          (#)      ($)(2)          ($)(3)
- -----------------------------------------------------------------------------------------------------------------------
 T. L. Gossage             1994   768,340   734,000         57,269     226,753      132,000     564,113         119,611
  Chm., Pres., and CEO     1993   725,834   924,000         18,209   1,870,939      132,000           0         131,516
                           1992   680,004   816,000         11,347           0      132,000           0          71,451
- -----------------------------------------------------------------------------------------------------------------------
 R. Schwartz               1994   420,250   273,000         21,066     102,146       54,000   3,773,234          55,839
  Exec. VP & Pres.,        1993   403,228   407,000          9,675     650,545       54,000     903,102          55,545
  HAC*                     1992   386,868   375,000          8,629           0       54,000           0          39,321
- -----------------------------------------------------------------------------------------------------------------------
 R. K. Elliott             1994   375,826   369,000         30,212      67,679       54,000     306,233          49,742
  Exec. VP & CFO**         1993   350,830   426,000          6,962     164,459       54,000           0          42,028
                           1992   325,000   330,000          5,545           0       54,000           0          19,144
- -----------------------------------------------------------------------------------------------------------------------
 V. J. Corbo               1994   233,754   269,000         16,094      21,873       24,000     210,458          64,906
  Group VP &               1993   220,420   248,000          5,444       9,220       24,000           0          52,860
  Pres., HF&FP***          1992   204,334   208,000          2,619           0       54,000           0          43,298
- -----------------------------------------------------------------------------------------------------------------------
 C. D. Miller              1994   233,496   237,000         25,210      16,405       24,000     210,220          56,657
  Group VP &               1993   223,330   217,000          4,162       9,668       24,000           0          24,184
  Pres., HCSC              1992   207,200   218,000          1,341           0       54,000           0          18,856
- -----------------------------------------------------------------------------------------------------------------------

Footnotes to Summary Compensation Table:

  * In 1994 Mr. Schwartz held the position of Executive Vice President & President, Hercules Aerospace Company. In January 1995, he left Hercules and assumed the position of President & Chief Executive Officer of Alliant Techsystems, Inc.

 ** In 1994, Mr. Elliott held the position of Senior Vice President & Chief
    Financial Officer. In January 1995, he assumed the position of Executive Vice President & Chief Financial Officer.

*** In 1994, Mr. Corbo held the position of Group Vice President & President,
    Hercules Food & Functional Products Company. In January 1995, he assumed the position of Senior Vice President, Technology.

(1) The amounts appearing in this column are the dollar values of restricted stock awards granted during each reporting year. Each value is determined by multiplying the number of shares in each award by the closing market price of Common Stock on the date of grant and subtracting the consideration, if any, paid by the Named Executive. Dividends, as and when payable to stockholders generally of Common Stock, will be paid on the restricted stock.

    As part of the LTIC Plan, the Committee has permitted executives, including Mr. Gossage, to acquire restricted stock in exchange for compensation, including salary, bonus deferred compensation and nonqualified pension. These acquisitions demonstrate a substantial commitment by Mr. Gossage and these executives to Hercules' future success, since termination of employment can result in the forfeiture of all profits since acquisition.

    The aggregate number of restricted stock holdings of each Named Executive as of December 31, 1994, and the value of such holdings (determined by taking the number of shares multiplied by the closing market price of Common Stock on December 31, 1994, net of any consideration paid by the Named Executive) are: T. L. Gossage, 688,269 shares, valued at $14,522,243;
    R. Schwartz, 198,879 shares, valued at $3,240,607; R. K. Elliott, 82,779 shares, valued at $1,847,995; V. J. Corbo, 18,402 shares, valued at $509,667; and
    C. D. Miller, 16,710 shares, valued at $494,897. Included in the above totals are restricted shares that each Named Executive purchased under the terms of the LTIC Plan. The aggregate amount paid for these shares by the Named Executives was $18,036,715. The total for Mr. Gossage also includes 45,000 shares that he purchased in 1991.

    In addition to the restricted stock awards cited above, year-end phantom stock holdings (the cash equivalent of restricted stock) for the Named Executives are: R. Schwartz 2,100 units valued at $80,763; V. J. Corbo, 1,200 units valued at $46,150; and C. D. Miller, 1,200 units valued at $46,150. These amounts are valued in the same manner as the restricted stock awards shown in this table.

(2) Amounts shown in this column are the payout on performance shares first granted in 1991. The payout was in the form of either Hercules Common Stock or Hercules restricted stock. The amounts shown reflect the value of the award on the date the payout was determined. Amounts paid in restricted stock are not reflected in the Restricted Stock Awards Column.

    In addition, Mr. Schwartz had an opportunity to receive up to 120,000 phantom units under the Phantom Stock Plan upon the achievement of pre-established performance objectives for the Hercules Aerospace Company during a performance period extending from January 1, 1992, through December 31, 1994. The amount reported in this column reflects a payout to Mr. Schwartz on 84,000 phantom units from this award in 1994 and 36,000 in 1993.

(3) The components of the amounts shown in this column consist of (i) matching contributions made by Hercules on behalf of each of the Named Executives under the Hercules Savings and Investment Plan and the Hercules Nonqualified Savings Plan -- T. L. Gossage, $50,558; R. Schwartz, $23,927; R. K. Elliott, $23,614; V. J. Corbo, $14,155; and C. D. Miller, $13,485; (ii) dividend and interest credits accrued in 1994 on performance shares and/or stock options under the LTIC Plan -- T. L. Gossage, $39,238; R. Schwartz, $18,285; R. K. Elliott, $18,285; V. J. Corbo, $38,489; and C. D. Miller, $38,489; and (iii)
    the dollar value of premiums for life insurance under Hercules' Executive Survivor Benefit Plan -- T. L. Gossage, $29,815; R. Schwartz, $13,627; R. K. Elliott, $7,843; V. J. Corbo, $12,262; and C. D. Miller, $4,683.

                                   APPENDIX 3

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information regarding the grant of stock options in 1994 to the five most highly compensated executive officers of Hercules. All grants were made in the form of non-qualified stock options. PLEASE NOTE THAT THE NUMBER OF SECURITIES UNDERLYING OPTIONS IS ON A POST-SPLIT BASIS.

- ------------------------------------------------------------------------------------------------------------------------------
                                             Options Granted in Last Fiscal Year
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                             Price Appreciation for
                              Individual Grants                                                   Option Term
- ------------------------------------------------------------------------------------------------------------------------------
                                        % of
                                        Total
                       Number of       Options
                       Securities      Granted
                       Underlying        to          Exercise
                        Options       Employees      or Base
                        Granted       in Fiscal       Price        Expiration
       Name              (#)(1)         Year          ($/Sh)          Date        0%(2)        5%($)(2)           10%($)(2)
- ------------------------------------------------------------------------------------------------------------------------------
 T. L. Gossage             132,000       15.5        $35.29167        5/3/04        0           $2,929,706          $7,424,449
 R. Schwartz                54,000        6.3         35.29167        5/3/04        0            1,198,516           3,037,275
 R. K. Elliott              54,000        6.3         35.29167        5/3/04        0            1,198,516           3,037,275
 V. J. Corbo                24,000        2.8         35.29167        5/3/04        0              532,674           1,349,900
 C. D. Miller               24,000        2.8         35.29167        5/3/04        0              532,674           1,349,900
 All Optionees             872,700         --        35.604067(3)                   0           19,540,806          49,520,238
 All Shareholders      116,635,392         --        35.604067            --        0        2,611,607,115       6,618,325,186
 Optionee Gain as
   % of All
   Shareholders
   Gain                         --         --               --            --        0                0.75%               0.75%
- ------------------------------------------------------------------------------------------------------------------------------

Footnotes to Option Grants Table:

(1) Grants to Named Executives were made with the following exercise dates: 40% may be exercised on or after 5/3/95; 40% on or after 5/3/96; and the remaining 20% on or after 5/3/97.

(2) The dollar amounts illustrate value that might be realized upon the exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Hercules of possible future appreciation, if any, of the stock price of Hercules. The 0% column illustrates that value of the options to the optionee is dependent on stock price appreciation.

(3) Weighted average price for all options granted to employees during 1994.

                                   APPENDIX 4

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table shows information with respect to the five most highly compensated executive officers regarding the exercise of options during the last fiscal year and unexercised options held by them as of December 31, 1994. PLEASE NOTE THAT THE NUMBER OF SECURITIES UNDERLYING OPTIONS IS ON A POST-STOCK SPLIT BASIS.
- --------------------------------------------------------------------------------

                                     Value        Number of Securities           Value of Unexercised
                  Shares Acquired   Realized     Underlying Unexercised          In-the-Money Options
      Name        on Exercise (#)     ($)         Options at FY-End (#)            at FY-End ($)(1)
- ---------------------------------------------------------------------------------------------------------
                                               Exercisable   Unexercisable   Exercisable   Unexercisable
 T. L. Gossage              0              0     538,200        237,600      $12,878,650     $2,026,200
 R. Schwartz                0              0     175,800         97,200      $ 4,009,725     $  828,900
 R. K. Elliott              0              0      91,800         97,200      $ 1,885,725     $  828,900
 V. J. Corbo                0              0      72,900         73,200      $ 1,625,596     $1,032,150
 C. D. Miller          23,100       $573,672      43,800         73,200      $   916,725     $1,032,150
- ---------------------------------------------------------------------------------------------------------

(1) The closing price for Common Stock as reported by the New York Stock Exchange on December 31, 1994, was $115.375. The price has been adjusted to $38.458 to reflect the post-split stock price. Value is calculated on the basis of the difference between the option exercise price and $38.458 multiplied by the number of shares of Common Stock underlying the option.

                                   APPENDIX 5

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following table provides information with respect to awards made to the five most highly compensated executive officers from the LTIC Plan. PLEASE NOTE THAT THE NUMBERS IN THIS APPENDIX ARE ON A POST-STOCK SPLIT BASIS.

- ----------------------------------------------------------------------------------------------------
                                                                 Estimated Future Payouts under
                                                                  Non-Stock Price Based Plans
                     Number of         Performance or       ----------------------------------------
                   Shares, Units        Other Period        Threshold        Target         Maximum
                      or Other        Until Maturation         (#)             (#)            (#)
      Name         Rights (#)(1)          or Payout          (2)(5)         (3)(5)(6)        (4)(5)
- ----------------------------------------------------------------------------------------------------
 T. L. Gossage         17,400           1/1/94-12/31/96         0             17,400         34,800
 R. Schwartz            8,100           1/1/94-12/31/96         0              8,100         16,200
 R. K. Elliott          8,100           1/1/94-12/31/96         0              8,100         16,200
 V. J. Corbo            5,400           1/1/94-12/31/96         0              5,400         10,800
 C. D. Miller           5,400           1/1/94-12/31/96         0              5,400         10,800
- ----------------------------------------------------------------------------------------------------

(1) The totals in this column reflect the number of performance shares awarded to each of the named executive officers in 1994 under the LTIC Plan. The actual amount payable at the conclusion of the performance period is dependent on the Company's attainment of certain performance goals, including a predetermined corporate return on equity ("ROE") and a predetermined return on capital ("ROC") of the executive's business unit. As determined by the Compensation Committee, the above target performance shares will vest to the named executive officer if Hercules achieves a certain three-year average ROE.

(2) The totals in this column represent the number of shares of Common Stock that could be received by the named executive officer upon the attainment of a predetermined minimum performance goal.

(3) The amounts in this column represent the number of shares of Common Stock that would be received by the named executive officer upon the full attainment of the predetermined performance goals as set out in Footnote
    (1), above.

(4) The amounts in this column reflect the number of shares of Common Stock that could be received by the named executive officer upon the attainment of predetermined maximum performance goals. Upon attainment of the maximum performance goal, the payout received by the executive would consist of the number of shares of Common Stock payable upon the attainment of the target performance goal plus an additional amount that would be paid either in Common Stock or cash at the Compensation Committee's option. The cash value would be calculated based on the fair market value of the Common Stock on the date of the payout.

(5) Attainment of a performance level between the predetermined minimum, target, and maximum goals would yield a payout based on the proportional amount of the target goal achieved or surpassed.

(6) See New Benefits Table for change in form of award based on proposed Amendments to the LTIC Plan.

                                   APPENDIX 6

                               NEW BENEFITS TABLE

     The following table provides information to the individuals and groups named below regarding benefits or amounts that will be received as a result of the amendments to the LTIC Plan. PLEASE NOTE THAT THE NUMBER OF UNITS IN THIS APPENDIX IS ON A POST-SPLIT BASIS.

- ------------------------------------------------------------------------------------------------
                                                                        Amendments to
                                                                    Hercules Incorporated
                                                                          Long Term
                    Name and Position                                 Incentive Plan(1)
- ------------------------------------------------------------------------------------------------
                                                               Dollar Value        Number of
                                                                   ($)               Units
                                                             -----------------------------------
 T. L. Gossage, Director and Officer                                0                69,600
 R. K. Elliott, Director and Officer                                0                32,400
 V. J. Corbo, Officer                                               0                21,600
 C. D. Miller, Officer                                              0                21,600
 Executive Group                                                    0               300,000
 Non-Employee Director Group                                        0                  0
 Non-Executive Officer Employee Group                               0               170,000
- ------------------------------------------------------------------------------------------------

(1) The amendments to the LTIC Plan allow the Compensation Committee to change the form of the LTIC Plan awards. A final decision on the type and number of awards to be used has not been reached. However, the Committee intends to replace Performance Shares with Performance Accelerated Stock Options yielding approximately the same value as the Performance Shares they are intended to replace. Accordingly, Performance Shares awarded in 1995 for the Named Executives, the Executive Group, and the Non-Executive Officer Employees will be replaced with approximately the number of stock options listed above. On March 17, 1995, the closing price of Hercules Common Stock as reported on the New York Stock Exchange was 46-7/8.

                                   APPENDIX 7

                              PENSION PLANS TABLE

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under Hercules' qualified benefits pension plan, as well as nonqualified supplemental benefits, based on the stated remuneration and years of service with Hercules and its subsidiaries.

- ---------------------------------------------------------------------------------------------
Remuneration       15 Years       20 Years       25 Years       30 Years         35 Years
- ---------------------------------------------------------------------------------------------
 $   125,000        28,182.00      37,576.00      46,970.00      56,364.00          67,758.00
     175,000        40,182.00      53,576.00      66,970.00      80,364.00          93,758.00
     225,000        52,182.00      69,576.00      86,970.00     104,364.00         121,758.00
     250,000        58,182.00      77,576.00      96,970.00     116,364.00         135,758.00
     300,000        70,182.00      93,576.00     116,970.00     140,364.00         163,758.00
     400,000        94,182.00     125,576.00     156,970.00     188,364.00         219,758.00
     450,000       106,182.00     141,576.00     176,970.00     212,364.00         247,758.00
     500,000       118,182.00     157,576.00     196,970.00     236,364.00         275,758.00
     600,000       142,182.00     189,576.00     236,970.00     284,364.00         331,758.00
     700,000       166,182.00     221,576.00     276,970.00     332,364.00         387,758.00
     800,000       190,182.00     253,576.00     316,970.00     380,364.00         443,758.00
     900,000       214,182.00     285,576.00     356,970.00     428,364.00         499,758.00
   1,000,000       238,182.00     317,576.00     396,970.00     476,364.00         555,758.00
   1,750,000       418,182.00     557,576.00     696,970.00     836,364.00         975,758.00
   2,000,000       478,182.00     637,576.00     796,970.00     956,364.00       1,115,758.00
- ---------------------------------------------------------------------------------------------

     Annual contributions by Hercules to its qualified pension plan, if any are required, are determined actuarially by an independent actuary, and no amount is attributed to an individual employee. Due to the funded status of the Plan, there was no Hercules contribution to the Plan in 1994.

     Except in special cases (e.g., see below Appendix 8), the aggregate retirement benefit, under both the qualified and nonqualified plans, is a monthly amount determined by taking the sum of (i) 1.2% of the employee's average monthly earnings (based on the highest five consecutive calendar years during the last 10 calendar years of employment) up to one-half the Social Security Tax Base ($60,600 in 1994), and (ii) 1.6% of the employee's average monthly earnings (as determined above) in excess of one-half of the Social Security Tax Base, multiplied by the employee's total years and months of credited service. For this purpose, "average monthly earnings" consist of salary plus annual incentive or bonus compensation.

     For Messrs. Gossage, Elliott, Schwartz, Corbo and Miller, compensation used for calculating retirement income benefits consists of the highest 5 consecutive years of average monthly earnings. These amounts for 1994 are shown under the "Salary" and "Bonus" columns of the Summary Compensation Table. The estimated credited years of service for Messrs. Gossage, Elliott, Schwartz, Corbo and Miller are 33, 10, 37, 25 and 27, respectively.

                                   APPENDIX 8

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     It is and has been for many years Hercules' policy to indemnify its officers and directors against any costs, expenses and other liabilities to which they may become subject by reason of their service to Hercules, and to insure its directors and officers against such liabilities, as and to the extent permitted by applicable law and in accordance with the principles of good corporate governance. In this regard, Hercules' By-Laws require that Hercules indemnify and advance costs and expenses to its directors and officers as permitted by the law of the state of Delaware.

     In furtherance to the above indemnification policy, Hercules has purchased for its directors and officers liability insurance, and has entered into employment and indemnification agreements with certain employee directors, officers and other key management personnel. This insurance, together with the indemnification agreements, and the employment agreements described in the next succeeding paragraphs, supplement the provisions in Hercules' Restated Certificate of Incorporation, which eliminates the potential monetary liability of directors to Hercules or its stockholders in certain situations as permitted by law. The cost for such insurance was $942,875 in 1992; $1,161,790 in 1993; and $995,080 in 1994.

     Since 1986, Hercules has also entered into separate agreements with certain employee directors, officers and other key management (including Named Executives), all of the executive officers named in the Summary Compensation Table, and a limited number of other key management personnel, that become operative only upon a change of control of Hercules or other specified event.

     For purposes of these agreements, a "Change in Control" shall be deemed to have occurred if any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (1) any employee plan established by the Company, (2) the Company or any of the Company's affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), or (3) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing (20%) or more of either the then outstanding shares of stock of the Company ("Stock") or the combined voting power of the Company's then outstanding voting securities.

     These agreements provide for the continuation of salary and certain benefits for a maximum period of three (3) years after a change in control but may terminate sooner under certain circumstances. The agreements also provide that, for as long as they are operative, the contracting executive shall also be given three additional years of service for purposes of calculating pension benefits and, to the extent needed for taking an unreduced early retirement, the contracting executive shall have up to five years added to his actual age (provided no credit shall accrue to the executive beyond his 65th birthday). This additional benefit is provided on a nonqualified, unfunded basis.

     Mr. Gossage has an arrangement with Hercules whereby he is entitled to receive pension benefits calculated as though his service with Monsanto Company had been spent with Hercules, offset by the actual deferred vested pension to which he is entitled from Monsanto.

     Mr. Schwartz had an arrangement with Hercules whereby his retirement benefit under the Hercules Pension Plan was calculated using his total credited service at his former employer and Hercules, less the actual retirement income received from the former employer.

     Mr. Elliott has an arrangement with Hercules whereby unless he voluntarily terminates his employment or is otherwise discharged for cause, Hercules will make benefits and incentive compensation calculations as if Mr. Elliott were 55 years of age until February 1997.

                                   APPENDIX 9

                        MAJOR FEATURES OF THE LTIC PLAN

     Set forth below is a brief description of the major features of the LTIC Plan, which description does not purport to be complete and is qualified in its entirety by reference to the text of the LTIC Plan. A COPY OF THE LTIC PLAN HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY STOCKHOLDER DESIRING A COPY OF THE LTIC PLAN MAY OBTAIN IT BY WRITING TO HERCULES, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001, ATTENTION: CORPORATE SECRETARY, IN TIME TO BE RECEIVED ON OR BEFORE APRIL 7, 1995.

EFFECTIVE DATE AND EXPIRATION

     The term of the LTIC Plan currently extends until March 31, 1996, and the Board has the authority to extend the termination date until March 31, 2000, without further action by the stockholders. The proposed amendment would specify April 30, 1998 as the termination date for the LTIC Plan. The LTIC Plan could not be extended beyond April 30, 1998 without stockholder approval. Although no awards may be made under the LTIC Plan after its termination date, awards made prior to the termination date may have a distribution or payout date after such termination date.

NUMBER OF SHARES AVAILABLE

     The LTIC Plan currently provides that up to 7,200,000 shares of Common Stock for stock options and 6,000,000 shares of Common Stock for other equity awards may be granted during the period from April 1, 1991 through March 31, 1996. The Board may increase these limits by up to 4,800,000 shares for stock options and 4,200,000 shares for other equity awards for a four-year period beyond March 1996.

     The proposed amendment changes the authorization as follows: (i) under awards made to date, including potential maximum awards, up to 3,600,000 shares of Common Stock have been issued for stock options and up to 4,400,000 shares have been issued for other equity awards and (ii) authorizes awards for up to 5,200,000 shares of Common Stock for stock options during the period May 1, 1994, through April 30, 1998, and up to 1,600,000 shares during the period May 1, 1995, through April 30, 1998, for other equity awards. Under the proposed amendment, the Board would not have the authority to increase these limits without stockholder approval. The limits would be adjusted to reflect stock splits, stock dividends, and other changes in capitalization of the Company.

INDIVIDUAL LIMIT

     The proposed amendments would limit to 1,500,000 the number of stock options (including performance accelerated stock options) that could be awarded to any individual during the period from May 1, 1994 through April 30, 1998. By adding this individual limit, Hercules will be able to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code and any compensation received by certain senior officers as a result of the exercise of stock options or performance accelerated stock options granted under the LTIC Plan will not be subject to the $1,000,000 deduction limit.

ADMINISTRATION

     The LTIC Plan is administered by the Compensation Committee of the Board (the "Committee") which consists entirely of non-employee directors as defined for purposes of Section 162(m) of the Internal Revenue Code. The Committee has full authority to interpret the LTIC Plan and to establish rules for its administration.

ELIGIBILITY FOR AWARDS

     Awards can be made to any employee of Hercules or certain specified subsidiaries. It is impossible to determine the exact number of persons who will be eligible under the LTIC Plan during its term because the selection of participants depends on discretionary decisions of the CEO and the Committee.

AWARDS

     The LTIC Plan currently provides for the award of stock options (both incentive stock options and nonqualified stock options), stock appreciation rights, performance shares, restricted stock and phantom units. Under the proposed amendments, the LTIC Plan would also permit the award of performance accelerated stock options and cash value awards. (Each of these awards is described more fully below.) The form of each award, and the number of shares of Common Stock or the amount of cash subject to each award, is determined by the Committee for all LTIC Plan participants who are subject to Section 16 of the Securities Exchange Act of 1934 and by the CEO for all participants who are not subject to Section 16.

     - Stock Options: Incentive and Nonqualified. Options granted pursuant to the LTIC Plan may be either in the form of incentive stock options (which are options that meet the requirements of Code sec. 422) or in the form of nonqualified stock options. A stock option gives the holder the right to purchase, during the term of the option, a number of shares of Common Stock at a price determined on the date the option is granted. The option exercise price and the time or times at which the option may be exercised are determined at the time of grant. The option price may not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price may be paid in cash or, with the Committee's permission, in the form of Common Stock under such rules as the Committee may impose, based on the fair market value of such Common Stock on the date of exercise, or a combination of cash and Common Stock. However, in the case where the Committee permits payment in the form of Common Stock, it is the intention of the Committee to allow only such exercises using shares that have been held by the optionee for more than six months. No shares shall be issued upon exercise of an option until full payment of the option price has been made. Stock options may be exercised at such time or times as may be specified at the time of grant, but in no event more than ten years after the date of grant. The proposed amendment would extend the permissible vesting period for stock options from 5 years to 9 1/2 years.

     - Stock Appreciation Rights ("SAR"). SARs may be granted in connection with a stock option granted under the LTIC Plan or unrelated to any option. SARs entitle the holder, upon exercise of the SAR, to receive an amount equal to the difference between the fair market value of the shares of Common Stock with respect to which the SAR is being exercised and the option price. Payment may be made in cash, in shares of Common Stock, or a combination of the two, as the Committee determines.

     - Performance Shares. Performance Shares give the holder the right to receive shares of Common Stock (up to a proportional amount of the number of shares of Common Stock actually paid out) at the end of a specified performance period if specified performance goals are met. A performance period may be from one to five years. Performance goals are typically corporate objectives and include specified levels of earnings per share, return on investment, return on shareholder equity and other goals related to the performance of Hercules, a particular business unit, corporate staff or individual performance. When circumstances occur that cause predetermined performance objectives to be an inappropriate measure of performance, the Committee, in its discretion, may adjust the performance goals. Performance Shares representing achievement of the target performance goals are issued in the grantee's name at the time of the award, but held in custody by Hercules during the performance period. The grantee is generally entitled to vote the shares and to receive dividends payable in respect of the shares, but may not transfer them. If the target performance goals are met during the specified period, all shares held in custody will be released and delivered to the participant. If the maximum performance goals are met, the portion of the award in excess of target will be paid in the form of cash or Hercules Common Stock as determined by the Committee.

     - Restricted Stock. In a Restricted Stock award, shares of Common Stock are granted to an employee for no consideration, but will be forfeited to Hercules if the recipient ceases to be an employee of Hercules or its subsidiaries (for any reason other than death, disability, transfer to a related entity or normal retirement) during a restriction period specified at the time of grant. The restriction period may be from one to five years. Like target Performance Shares, Restricted Stock is issued in the employee's name at the time of grant, but held in custody by Hercules until the end of the restriction period. While the shares are held in custody, the employee will be entitled to vote the shares and to receive dividends paid on such shares.

     - Phantom Units. A phantom unit does not give the holder the right to receive any shares of Common Stock, but instead involves the creation of an unfunded account for the participant, the value of which is measured by reference to the value of the Common Stock. Units vest and are payable at the end of the vesting period specified at the time of grant, or sooner if the participant retires, dies or becomes disabled. The vesting period may be from one to five years.

     - Performance Accelerated Stock Options. The proposed amendment would authorize the granting of performance accelerated stock options ("PASOs"). PASOs are identical in all respects to stock options, except that the vesting of PASOs may be accelerated if certain specified performance goals are met during the term of the PASO.

     - Cash Value Awards. The proposed amendment would authorize the granting of Cash Value Awards. Cash Value Awards are awards, denominated in dollars, which are payable in cash or stock if specified performance goals are met by the end of a specified performance period. The performance goals applicable to Cash Value Awards will generally be similar to those applied to Performance Shares.

     - Other Market-Based or Performance-Based Awards. The LTIC Plan also permits the Committee or the CEO to grant any other type of award that is valued in whole or in part by reference to the value of Common Stock, on such terms and conditions as it may determine.

TERMINATION OF EMPLOYMENT

     Awards made under the LTIC Plan which have not previously been exercised or vested will generally be forfeited if the holder ceases to be an employee of Hercules or its subsidiaries, except in the case of the participant's retirement, death or disability, or termination of employment due to a reduction in force, a transfer to a related entity or a decrease in Hercules' ownership of a subsidiary to below 50%, but more than 20%.

     - Nonqualified Stock Options. If a holder of nonqualified options ceases to be employed by Hercules or its subsidiaries for any of the foregoing reasons, all of his outstanding options will immediately become exercisable and may be exercised for one year (in the case of a reduction in force or the participant's death or disability) or three years (in the case of retirement, transfer to a related entity or a decrease in Hercules' ownership of a subsidiary), but not beyond the expiration date of the option. The proposed amendments would extend the exercise period for options granted after April 30, 1994 to five years in the case of a participant's retirement.

     - Incentive Stock Options. The LTIC Plan does not provide for the acceleration of the exercisability of incentive stock options under any circumstances, but does allow the holder of exercisable incentive stock options to exercise them for a period of three months following termination of employment (one year in the case of death or disability), but not beyond the expiration date of the option.

     - Performance Accelerated Stock Options. If the holder of PASOs retires, any PASO not exercisable at the date of the holder's retirement will become exercisable at the earlier of (i) when the PASOs become exercisable due to performance goals being met, (ii) 4 1/2 years after the holder's retirement, regardless of performance or (iii) 9 1/2 years after the date of the award. Any PASOs that become exercisable pursuant to the preceding sentence and any PASOs exercisable on the date of the holder's retirement may be exercised for a period of five years, but not beyond the expiration date of the PASO. If the holder of PASOs dies or becomes disabled, any PASO not exercisable on such date will become exercisable at the earlier of (i) when the PASO's become exercisable due to performance goals being met, (ii) six months after the holder's death or termination of employment due to disability or (iii) 9 1/2 years after the date of the award. Any PASOs that become exercisable pursuant to the preceding sentence and any PASOs exercisable on the date of the holder's death or termination of employment due to disability may be exercised for a period of year, but not beyond the expiration date of the PASO. In the event of a reduction in force, a transfer to a related entity or a decrease in the Company's ownership of a subsidiary, the Committee or the CEO, as the case may be, will determinate the timing, terms and conditions for the exercise of the PASO, but not beyond the expiration date of the PASO.

     - Restricted Stock and Phantom Unit Awards. If a participant retires, dies or becomes disabled, all restrictions applicable to his Restricted Stock and Phantom Units will lapse. If the participant's employment is terminated due to a transfer to a related entity or a decrease in the Company's ownership of a subsidiary, all restrictions will remain in effect until the end of the applicable restricted period.

     - Performance Shares and Cash Value Awards. A holder who retires will be entitled to his Performance Shares or Cash Value Awards at the end of the applicable performance period, to the extent that the applicable performance goals were met during the period. If the holder of Performance Shares or a Cash Value Award terminates employment due to a reduction in force, he will be entitled to receive, at the end of the applicable performance period, the minimum payout provided under his award, prorated to reflect the portion of the performance period during which he was an employee. If he terminates employment due to death or disability, he will be entitled to receive his Performance Shares or Cash Value Award (paid in cash) at the target award level on the date of termination. If his employment terminates due to a transfer to a related entity or a decrease in the Company's ownership of a subsidiary, all restrictions applicable to his Performance Shares and Cash Value Awards will remain in effect.

     - Discretion. The Committee and the CEO generally have discretion to provide for earlier vesting or to waive restrictions applicable to awards, to the extent such modifications are deemed to be in the best interests of Hercules.

CHANGE IN CONTROL

     In the event of an unsolicited change in control (as defined in the LTIC
Plan), all outstanding stock options, SARs and PASOs shall become immediately exercisable for a period of 60 days and all other awards shall become fully payable within 30 days at the maximum level of performance.

AMENDMENT

     The Board can amend, suspend or terminate the LTIC Plan at any time but cannot, without stockholder approval, materially increase the benefits accruing to LTIC Plan participants, materially modify the requirements for eligibility, extend the term of the LTIC Plan or increase the number of shares of Common Stock that may be issued under the LTIC Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief and general discussion of the principal Federal income tax rules applicable to LTIC Plan awards:

     - Stocks Options and PASOs. There is no tax incurred by the participant (or expense deduction for Hercules) upon the grant. At the time of exercise of a nonqualified stock option or PASO, the difference between the exercise price and the fair market value of Common Stock on the date of exercise will constitute ordinary income. Hercules will be allowed a deduction equal to the amount of ordinary income realized by the participant. In the case of incentive stock options, although no income is realized upon exercise and Hercules is not entitled to a deduction, the excess of the fair market value on the date of exercise over the exercise price is treated by the participant as an item of tax preference for alternative minimum tax purposes. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt or within two years after the grant of the stock option, gain or loss realized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition, the participant may realize ordinary income and Hercules will be entitled to a deduction, equal to the amount of such income, at the time such income is realized by the participant.

     - SARs. The participant will not realize any income at the time of grant of a SAR. Upon the exercise of a SAR, any cash received and the fair market value on the exercise date of any shares of Common Stock received will constitute ordinary income to the participant. Hercules will be entitled to a deduction in the amount of such income at the time of exercise.

     - Restricted Stock. A participant normally will not realize taxable income upon an award of Restricted Stock, and Hercules will not be entitled to a deduction, until the termination of the restrictions, except with respect to the dividends, or dividend equivalents, received by the participant. Upon termination of restrictions, the participant will realize ordinary income in an amount equal to the fair market value of the Common Stock at that time and Hercules will be entitled to a deduction in the same amount. However, a participant may elect to realize ordinary income in the year the Restricted Stock is awarded in an amount equal to the fair market value at the time of the award, determined without regard to the restrictions. In this event, Hercules will be entitled to a deduction in such year in the same amount, and any gain or loss realized by the participant upon subsequent disposition of the stock will be capital gain or loss. If, after making this election, any Restricted Stock is forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction.

     - Phantom Units, Performance Awards, Cash Value Awards and Other Market- or Performance-Based Awards. A participant normally will not realize taxable income upon the award of Phantom Units, Performance Awards, Cash Value Awards or other Market-Based Awards or Performance-Based Awards. Subsequently, when conditions and requirements established with respect to the grants have been satisfied and the payment amount determined, any cash and the fair market value of any shares of Common Stock received, or not subject to substantial risk of forfeiture, whichever occurs earlier, will constitute ordinary income to the participant in the year in which paid or when no longer subject to a substantial risk of forfeiture, and Hercules will be entitled to a deduction in the same amount. Performance awards up to target level are subject to the same tax consequences as Restricted Stock described above.

     - Withholding. Hercules shall have the right to reduce the number of shares of Common Stock deliverable pursuant to the LTIC Plan by an amount which would have a fair market value equal to the amount of all federal, state, or local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the LTIC Plan or otherwise.

CERTAIN ACCOUNTING CONSEQUENCES

     Under current generally accepted accounting principles, neither the grant nor the exercise of stock options or PASOs will result in a charge to Hercules' earnings. The award of SARs requires a charge against earnings for the appreciation on the SARs which have become exercisable and which are anticipated will be exercised; the amount of such charge is dependent upon the amount, if any, by which the fair market value of Hercules' Common Stock exceeds the option price provided for in the related option. As to Phantom Units, a charge against earnings over the vesting period is required for the fair market value of equivalent shares of Common Stock at the time of grant adjusted for changes in stock price. With respect to awards of Performance Shares, periodic estimates of the compensation expense will be charged against Hercules' earnings over the performance period based on the likelihood that performance goals will be achieved and the movement in Common Stock price; the aggregate compensation expense will equal the number of shares ultimately earned multiplied by the market price of Hercules' Common Stock at the end of the performance period. The fair market value of the shares of Restricted Stock Awards on the date of award will be charged ratably against earnings as compensation expense over the restriction period.

COMPLIANCE WITH LAWS

     The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3, if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Commitments to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

                                             Hercules Incorporated
                                             Hercules Plaza
                                             Wilmington, DE 19894-0001

[LOGO]


Hercules Incorporated
Hercules Plaza
Wilmington, DE 19894-0001


Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders, to be held at 11:00 a.m. on Thursday, April 27, 1995, at the Delaware Art Museum, 2301 Kentmere Parkway, Wilmington, DE.

        At the meeting, we will review the performance of Hercules and answer any questions you may have. The enclosed Proxy Statement will provide you with more details about items that will be addressed at the Annual Meeting. After reviewing the Proxy Statement, please take a moment to sign, date and mark your vote on the proxy card below and return it in the enclosed postage-paid envelope. Your vote is important to us, and we ask that you vote your shares whether or not you plan to attend the meeting.

       Since seating is limited at the Annual Meeting, please check the box on the proxy card if you would like to attend. Tickets will be issued on a first come, first served basis. If you arrive without an admission ticket, you will be seated if space is available.

        For your convenience, a map showing the location of the Delaware Art Museum is shown on the back of this letter.

                                              Sincerely,

                                              /s/ THOMAS L. GOSSAGE

                                              Thomas L. Gossage
                                              Chairman of the Board, President
                                              and Chief Executive Officer



                        PROXY/VOTING INSTRUCTION CARD
[LOGO]                      HERCULES INCORPORATED
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Thomas L. Gossage and Michael B. Keehan, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote, as specified on the reverse side, all shares of common stock of Hercules Incorporated ("Hercules") that the undersigned is entitled to vote at Hercules' Annual Meeting of Stockholders to be held on Thursday, April 27, 1995, at 11:00 A.M. at The Delaware Art Museum, 2301 Kentmere Parkway, Wilmington, DE, or at any adjournment thereof. The undersigned also hereby revokes previous proxies and acknowledges receipt of Hercules' Notice of the Annual Meeting and Proxy Statement. This card further provides voting instructions for shares held for the undersigned in the Hercules' Dividend Reinvestment Plan and the employee savings plans sponsored by Hercules or any of its subsidiaries.


                                    Dated                                 , 1995
                                          --------------------------------
                                    Signature(s)
                                                --------------------------------

                                    --------------------------------------------
                                    PLEASE SIGN EXACTLY AS NAME(S) APPEARS TO
                                    THE LEFT. JOINT OWNERS SHOULD EACH SIGN.
                                    EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.,
                                    SHOULD INDICATE CAPACITY IN WHICH THEY ARE
                                    SIGNING.

                             PLEASE VOTE PROMPTLY

                        [GRAPHIC OF SAMPLE PROXY CARD]


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4
1. Election of Directors for a three-year term _______________________________________        / / FOR       / / WITHHOLD
   NOMINEES ARE: Robert G. Jahn, Ralph L. MacDonald, Jr. and Paula A. Sneed

   Withhold vote only from ________________________________________________________________________________________________________

2. Ratification of Independent Accountants ___________________________________________        / / FOR     / / AGAINST   / / ABSTAIN

3. Approve the increase in approval of an amendment to the restated certificate of incorporation to the authorized shares of Common Stock from
   150,000,000 shares to 300,000,000 shares __________________________________________        / / FOR     / / AGAINST   / / ABSTAIN

4. Approval of an amended and restated Hercules Incorporated
   Long Term Incentive Compensation Plan _____________________________________________        / / FOR     / / AGAINST   / / ABSTAIN
- ------------------------------------------------------------------------------------------------------------------------------------

AS SEATING IS LIMITED TO A FIRST COME, FIRST SERVED BASIS, PLEASE CHECK THIS BOX IF YOU WOULD LIKE AN ADMISSION TICKET TO ATTEND THE MEETING. / /

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)